UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 25, 2010

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408)519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On August 25, 2010, we announced financial results for our second quarter ended July 31, 2010. Net service revenues were $35.7 million in the second quarter of fiscal year 2011, a decrease from the $41.5 million in the same prior year period. Net technology revenues decreased to $6.4 million in the second quarter ended July 31, 2010 from $7.3 million in the second quarter ended July 31, 2009. The net loss for the quarter was ($15.3) million or ($0.13) per basic and diluted share, compared to a net loss of ($2.7) million or ($0.03) per basic share and diluted share, for the quarter ended July 31, 2009. We ended this quarter with approximately $243 million in cash and short-term investments, compared to approximately $255 million in cash and short-term investments in the prior quarter. Additionally, we continue to have no debt.

As of July 31, 2010 our total subscriptions were approximately 2.4 million. TiVo-Owned subscription gross additions were 32,000 for the quarter, compared to 31,000 in the second quarter fiscal year 2010. TiVo-Owned net subscription losses were 48,000 in the quarter ended July 31, 2010 as compared to 42,000 in the quarter ended July 31, 2009. Our monthly churn rate was 1.9% for the quarter ended July 31, 2010 and TiVo-Owned subscriptions were approximately 1.4 million compared to 1.6 million a year ago. The installed base of MSO/Broadcasters’ TiVo subscriptions was approximately 1.0 million compared to approximately 1.5 million a year ago.

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and share amounts)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2010	2009	2010	2009
Revenues
Service revenues	$35,654	$41,500	$71,898	$83,629
Technology revenues	6,415	7,349	13,388	13,735
Hardware revenues	9,481	8,762	27,650	15,368

Net revenues	51,550	57,611	112,936	112,732
Cost of revenues
Cost of service revenues (1)	9,887	9,831	20,290	19,981
Cost of technology revenues (1)	4,211	5,862	9,232	10,345
Cost of hardware revenues	11,546	12,935	30,765	23,511

Total cost of revenues	25,644	28,628	60,287	53,837

Gross margin	25,906	28,983	52,649	58,895

Research and development (1)	19,326	14,358	37,954	29,424
Sales and marketing (1)	6,622	5,463	14,382	11,158
Sales and marketing, subscription acquisition costs	1,366	838	4,557	1,820
General and administrative (1)	14,103	11,227	25,800	23,469

Total operating expenses	41,417	31,886	82,693	65,871

Loss from operations	(15,511)	(2,903)	(30,044)	(6,976)

Interest income	381	136	750	326
Interest expense and other	(145)	78	(147)	78

Loss before income taxes	(15,275)	(2,689)	(29,441)	(6,572)
Provision for income taxes	(29)	(19)	(63)	(35)

Net loss	$(15,304)	$(2,708)	$(29,504)	$(6,607)

Net loss per common share - basic and diluted	$(0.13)	$(0.03)	$(0.26)	$(0.06)

Weighted average common shares used to calculate basic and diluted net loss per share	113,814,828	105,840,076	112,663,287	104,076,621

(1) Includes stock-based compensation expense as follows :
Cost of service revenues	$232	$289	$364	$552
Cost of technology revenues	616	614	1,100	1,171
Research and development	2,529	1,960	4,315	4,451
Sales and marketing	866	550	1,683	1,235
General and administrative	2,545	2,571	4,912	5,645

TIVO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share and share amounts)

(unaudited)

	July 31, 2010	January 31, 2010
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$67,551	$70,891
Short-term investments	175,108	173,691
Accounts receivable, net of allowance for doubtful accounts of $411 and $409	13,598	16,996
Inventories	18,899	12,110
Prepaid expenses and other, current	15,003	8,686

Total current assets	290,159	282,374
LONG-TERM ASSETS
Property and equipment, net of accumulated depreciation of $41,489 and $40,934, respectively	10,857	10,098
Purchased technology, capitalized software, and intangible assets, net of accumulated amortization of $13,813 and $12,501, respectively	8,253	9,565
Prepaid expenses and other, long-term	1,290	1,263
Long-term investments	7,528	7,512

Total long-term assets	27,928	28,438

Total assets	$318,087	$310,812

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$22,645	$20,712
Accrued liabilities	23,375	24,786
Deferred revenue, current	32,268	38,952

Total current liabilities	78,288	84,450
LONG-TERM LIABILITIES
Deferred revenue, long-term	31,846	28,990
Deferred rent and other long-term liabilities	252	231

Total long-term liabilities	32,098	29,221

Total liabilities	110,386	113,671
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001:
Authorized shares are 10,000,000;
Issued and outstanding shares - none	0	0
Common stock, par value $0.001:
Authorized shares are 275,000,000;
Issued shares are 116,762,707 and 110,434,022, respectively and outstanding shares are 115,879,770 and 109,869,062, respectively	117	110
Additional paid-in capital	940,654	896,695
Treasury stock, at cost - 882,937 shares and 564,960 shares, respectively	(8,119)	(4,325)
Accumulated deficit	(724,217)	(694,713)
Accumulated other comprehensive loss	(734)	(626)

Total stockholders’ equity	207,701	197,141

Total liabilities and stockholders’ equity	$318,087	$310,812

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Six Months Ended July 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(29,504)	$(6,607)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment and intangibles	4,560	4,610
Loss on disposal of fixed assets	42	0
Stock-based compensation expense	12,374	13,054
Amortization of discounts and premiums on investments	1,076	0
Utilization of trade credits	65	23
Allowance for doubtful accounts	184	187
Changes in assets and liabilities:
Accounts receivable	3,214	1,132
Inventories	(6,789)	8,178
Prepaid expenses and other	(6,409)	(437)
Accounts payable	1,997	1,657
Accrued liabilities	(1,411)	(2,565)
Deferred revenue	(3,828)	(9,358)
Deferred rent and other long-term liabilities	21	0

Net cash provided by (used in) operating activities	$(24,408)	$9,874

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of short-term investments	(84,190)	(160,876)
Sales or maturities of short-term investments	81,573	114,952
Purchase of long-term investment	0	(3,400)
Acquisition of property and equipment	(4,113)	(3,997)
Acquisition of capitalized software and intangibles	0	(1,532)

Net cash used in investing activities	$(6,730)	$(54,853)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock related to exercise of common stock options	29,185	29,793
Proceeds from issuance of common stock related to employee stock purchase plan	2,407	2,320
Treasury Stock - repurchase of stock for tax withholding	(3,794)	(2,423)
Payment under capital lease obligation	0	(41)

Net cash provided by financing activities	$27,798	$29,649

NET DECREASE IN CASH AND CASH EQUIVALENTS	$(3,340)	$(15,330)

CASH AND CASH EQUIVALENTS:
Balance at beginning of period	70,891	162,337

Balance at end of period	$67,551	$147,007

TIVO INC.

OTHER DATA

Subscriptions
	Three Months Ended July 31,
(Subscriptions in thousands)	2010	2009
TiVo-Owned Subscription Gross Additions	32	31

Subscription Net Additions/(Losses):
TiVo-Owned	(48)	(42)
MSOs/Broadcasters	(77)	(104)

Total Subscription Net Additions/(Losses)	(125)	(146)

Cumulative Subscriptions:
TiVo-Owned	1,366	1,582
MSOs/Broadcasters	1,018	1,468

Total Cumulative Subscriptions	2,384	3,050
% of TiVo-Owned Cumulative Subscriptions paying recurring fees	56%	59%

Included in the 1,366,000 TiVo-Owned subscriptions are approximately 280,000 lifetime subscriptions that have reached the end of the period TiVo uses to recognize lifetime subscription revenue. These lifetime subscriptions no longer generate subscription revenue.

Subscriptions. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our relative position in the marketplace and to forecast future potential service revenues. The TiVo-Owned lines refer to subscriptions sold directly or indirectly by TiVo to consumers who have TiVo-enabled DVRs and for which TiVo incurs acquisition costs. The MSOs/Broadcasters lines refer to subscriptions sold to consumers by MSOs/Broadcasters such as DIRECTV, Cablevision Mexico, Seven (Australia), and Comcast for which TiVo expects to incur little or no acquisition costs. Additionally, we provide a breakdown of the percent of TiVo-Owned subscriptions for which consumers pay recurring fees, including on a monthly and a prepaid one, two, or three year basis, as opposed to a one-time prepaid product lifetime fee.

We define a “subscription” as a contract referencing a TiVo-enabled DVR for which (i) a consumer has committed to pay for the TiVo service and (ii) service is not canceled. We count product lifetime subscriptions in our subscription base until both of the following conditions are met: (i) the period we use to recognize product lifetime subscription revenues ends; and (ii) the related DVR has not made contact to the TiVo service within the prior six month period. Product lifetime subscriptions past this period which have not called into the TiVo service for six months are not counted in this total. We amortize all product lifetime subscriptions over a 60 month period. We are not aware of any uniform standards for defining subscriptions and caution that our presentation may not be consistent with that of other companies. Additionally, the subscription fees that some of our MSOs/Broadcasters pay us may be based upon a specific contractual definition of a subscriber or subscription which may not be consistent with how we define a subscription for our reporting purposes.

TIVO INC.

OTHER DATA - KEY BUSINESS METRICS

	Three Months Ended July 31,
TiVo-Owned Churn Rate	2010	2009
	(In thousands, except churn rate per month)
Average TiVo-Owned subscriptions	1,390	1,604
TiVo-Owned subscription cancellations	(80)	(73)

TiVo-Owned Churn Rate per month	-1.9%	-1.5%

TiVo-Owned Churn Rate per Month. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our ability to retain existing TiVo-Owned subscriptions (including both monthly and product lifetime subscriptions) by providing services that are competitive in the market. Management believes factors such as service enhancements, service commitments, higher customer satisfaction, and improved customer support may improve this metric. Conversely, management believes factors such as increased competition, lack of competitive service features such as high definition television recording capabilities in our older model DVRs or access to certain digital television channels or MSO Video on Demand services, as well as, increased price sensitivity may cause our TiVo-Owned Churn Rate per month to increase.

We define the TiVo-Owned Churn Rate per month as the total TiVo-Owned subscription cancellations in the period divided by the Average TiVo-Owned subscriptions for the period (including both monthly and product lifetime subscriptions), which then is divided by the number of months in the period. We calculate Average TiVo-Owned subscriptions for the period by adding the average TiVo-Owned subscriptions for each month and dividing by the number of months in the period. We calculate the average TiVo-Owned subscriptions for each month by adding the beginning and ending subscriptions for the month and dividing by two. We are not aware of any uniform standards for calculating churn and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2010	2009	2010	2009
Subscription Acquisition Costs	(In thousands, except SAC)
Sales and marketing, subscription acquisition costs	$1,366	$838	$7,785	5,811
Hardware revenues	(9,481)	(8,762)	(61,069)	(39,225)
Less: MSOs/Broadcasters-related hardware revenues	1,601	1,516	20,046	5,190
Cost of hardware revenues	11,546	12,935	73,163	55,614
Less: MSOs/Broadcasters-related cost of hardware revenues	(1,222)	(1,433)	(17,647)	(4,924)

Total Acquisition Costs	3,810	5,094	22,278	22,466

TiVo-Owned Subscription Gross Additions	32	31	145	171

Subscription Acquisition Costs (SAC)	$119	$164	$154	$131

Subscription Acquisition Cost or SAC. Management reviews this metric, and believes it may be useful to investors, in order to evaluate trends in the efficiency of our marketing programs and subscription acquisition strategies. We define SAC as our total TiVo-Owned acquisition costs for a given period divided by TiVo-Owned subscription gross additions for the same period. We define total acquisition costs as sales and marketing, subscription acquisition costs less net TiVo-Owned related hardware revenues (defined as TiVo-Owned related gross hardware revenues less rebates, revenue share and market development funds paid to retailers) plus TiVo-Owned related cost of hardware revenues. The sales and marketing, subscription acquisition costs line item includes advertising expenses and promotion-related expenses directly related to subscription acquisition activities, but does not include expenses related to advertising sales. We do not include third parties subscription gross additions, such as MSOs/Broadcasters’ gross additions with TiVo subscriptions, in our calculation of SAC because we typically incur limited or no acquisition costs for these new subscriptions, and so we also do not include MSOs/Broadcasters’ sales and marketing, subscription acquisition costs, hardware revenues, or cost of hardware revenues in our calculation of TiVo-Owned SAC. We are not aware of any uniform standards for calculating total acquisition costs or SAC and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended July 31,
TiVo-Owned Average Revenue per Subscription	2010	2009
	(In thousands, except ARPU)
Total Service revenues	$35,654	$41,500
Less: MSOs/Broadcasters-related service revenues	(3,819)	(4,315)

TiVo-Owned-related service revenues	31,835	37,185
Average TiVo-Owned revenues per month	10,612	12,395
Average TiVo-Owned per month subscriptions	1,390	1,604

TiVo-Owned ARPU per month	$7.63	$7.73

	Three Months Ended July 31,
MSOs/Broadcasters Average Revenue per Subscription	2010	2009
	(In thousands, except ARPU)
Total Service revenues	$35,654	$41,500
Less: TiVo-Owned-related service revenues	(31,835)	(37,185)

MSOs/Broadcasters-related service revenues	3,819	4,315
Average MSOs/Broadcasters revenues per month	1,273	1,438
Average MSOs/Broadcasters per month subscriptions	1,063	1,521

MSOs/Broadcasters ARPU per month	$1.20	$0.95

Average Revenue Per Subscription or ARPU. Management reviews this metric, and believes it may be useful to investors, in order to evaluate the potential of our subscription base to generate revenues from a variety of sources, including subscription fees, advertising, and audience research measurement. ARPU does not include rebates, revenue share, and other payments to channel that reduce our GAAP revenues. As a result, you should not use ARPU as a substitute for measures of financial performance calculated in accordance with GAAP. Management believes it is useful to consider this metric excluding the costs associated with rebates, revenue share, and other payments to channel because of the discretionary and varying nature of these expenses and because management believes these expenses, which are included in hardware revenues, net, are more appropriately monitored as part of SAC. We are not aware of any uniform standards for calculating ARPU and caution that our presentation may not be consistent with that of other companies.

We calculate ARPU per month for TiVo-Owned subscriptions by subtracting MSOs/Broadcaster-related service revenues (which includes MSOs/Broadcasters’ subscription service revenues and MSOs/Broadcasters’-related advertising revenues) from our total reported net service revenues and dividing the result by the number of months in the period. We then divide by Average TiVo-Owned subscriptions for the period, calculated as described above for churn rate. The above table shows this calculation.

We calculate ARPU per month for MSOs/Broadcasters’ subscriptions by first subtracting TiVo-Owned-related service revenues (which includes TiVo-Owned subscription service revenues and TiVo-Owned related advertising revenues) from our total reported service revenues. Then we divide average revenues per month for MSOs/Broadcasters’-related service revenues by the average MSOs/Broadcasters’ subscriptions for the period. The above table shows this calculation.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, TiVo’s future business and growth strategies including TiVo’s mass distribution strategy and the timing of additional mass distribution deals, profitability and financial guidance, nature and timing of distribution of the TiVo service domestically with Comcast, RCN, DIRECTV, and Cox and internationally in Australia, New Zealand, United Kingdom (with Virgin Media) and other regions, growth and innovation in TiVo’s advertising and audience research measurement business, the timing and availability of broadband content and service offerings, the results of TiVo’s litigation with EchoStar, how TiVo intends to exploit its intellectual property, TiVo’s future marketing spend and related activities, and financial performance. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance, as well as the other potential factors described under “Risk Factors” in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2010, Quarterly Reports on Form 10-Q since then, and Current Reports on Form 8-K. The Company cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo disclaims any obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: August 25, 2010	By:	/S/ ANNA BRUNELLE
Anna Brunelle
Chief Financial Officer
(Principal Financial and Accounting Officer)